                                                                    EXHIBIT 10.4





                       PREFERRED STOCK PURCHASE AGREEMENT








                              GOMEZ ADVISORS, INC.



                      Series C Convertible Preferred Stock







                        Dated as of November 2, 1999 and
                         Amended as of December 30, 1999



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

EXHIBITS
--------

EXHIBIT A         Purchasers

EXHIBIT B         Certificate of Designation of Series C Convertible Preferred Stock

EXHIBIT C         Form of Employee Confidentiality Agreement

EXHIBIT D         Form of Opinion of Company Counsel

EXHIBIT E         Form of Investor Rights Agreement

EXHIBIT F         Form of Certificate of Amendment to Restated Certificate of Incorporation



SCHEDULES
---------

SCHEDULE 2.1               Foreign Qualifications

SCHEDULE 2.7               Material Agreements

SCHEDULE 2.12              Title to Assets

SCHEDULE 2.13              Intellectual Property Rights

SCHEDULE 2.14              Financial Information

SCHEDULE 2.15              Capitalization

SCHEDULE 2.18              Registration Rights

SCHEDULE 2.20              Transactions with Affiliates

SCHEDULE 2.21              Employees

                       PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November 2, 1999 and amended as of December 30, 1999 by and among Gomez Advisors, Inc., a corporation organized under the laws of Delaware (the "Company"), and the Persons listed on EXHIBIT A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire on the terms and subject to the conditions set forth in this Agreement up to an aggregate amount of Five Million Eight Hundred Eighty-Two Thousand Three Hundred Fifty-Three (5,882,353) shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement the parties hereto agree as follows:

             ARTICLE 1 PURCHASE AND SALE OF SERIES C PREFERRED STOCK

         1.1 AUTHORIZATION OF SERIES C PREFERRED STOCK. The Company has, or before the Initial Closing (as hereinafter defined) will have, authorized the issuance and sale of up to Five Million Eight Hundred Eighty-Two Thousand Three Hundred Fifty-Three (5,882,353) shares (the "Shares") of its Series C Preferred Stock, having the rights, restrictions, privileges and preferences as set forth in the Certificate of Designation attached to this Agreement as EXHIBIT B, as amended pursuant to a Certificate of Amendment to Restated Certificate of Incorporation in substantially the form of EXHIBIT F attached hereto.

         1.2 INITIAL CLOSING. Subject to the terms and conditions set forth in this Agreement, and in reliance on the representations and warranties set forth in this Agreement, the Company agrees to issue and sell to the Purchasers at the Initial Closing (as hereinafter defined) and the Purchasers, severally but not jointly, agree to purchase from the Company, that number of Shares set forth opposite their respective names on EXHIBIT A under the caption "Number of Series C Preferred Shares" at a purchase price per Share of Five Dollars and Ten Cents ($5.10). The purchase price of the Shares being acquired by each Purchaser is set forth opposite such Purchaser's name on EXHIBIT A. The closing of the purchase and sale of the Shares (the "Initial Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at 10:00 a.m. on November 2, 1999 (the "Initial Closing Date") or at such time and date thereafter as the Purchasers and the Company may agree. At the Initial Closing, the Company will deliver to each Purchaser certificates for the number of Shares being purchased by such Purchaser registered in such Purchaser's name (or its nominee), against delivery of a certified or bank check or checks payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, representing the purchase price set forth opposite each such Purchaser's name on EXHIBIT A.

         1.3 SUBSEQUENT CLOSINGS. At any time and from time to time, on or prior to January 7, 2000, the Company may sell up to Four Million Eight Hundred Thirty-Four Thousand One Hundred Seventy Five (4,834,175) Shares ("such Shares being referred to as the "Additional Shares") to such

Persons as may be approved by the Company's Board of Directors (the "Additional Purchasers"), at a purchase price per Additional Share of Five Dollars and Ten Cents ($5.10). All such sales shall be made subject to the terms and conditions set forth in this Agreement and in reliance on the representations and warranties set forth in this Agreement. The closing or closings of the purchase and sale of Additional Shares (a "Subsequent Closing"), if any, shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at such time and date (a "Subsequent Closing Date") as such Additional Purchasers and the Company may agree. At each Subsequent Closing, the Company shall issue and sell to each such Additional Purchaser, and each such Additional Purchaser, severally but not jointly, shall purchase from the Company, that number of Additional Shares being purchased by such Additional Purchaser. At each Subsequent Closing, the Company will deliver to each Additional Purchaser certificates for the number of Additional Shares being purchased by such Additional Purchaser registered in such Additional Purchaser's name (or its nominee), against delivery of a certified or bank check or checks payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, representing the purchase price for such Additional Shares. The Initial Closing and the Subsequent Closings, if any, shall hereinafter be referred to individually as a "Closing" and collectively as the "Closings". The date of each Closing is hereinafter referred to as the Closing Date.

         In connection with the sale of Additional Shares to Additional Purchasers, each such Additional Purchaser shall execute and deliver a counterpart signature page hereto. In addition, each such Additional Purchaser shall, if requested by the Company, execute a counterpart signature to the Investor Rights Agreement to which the Purchasers are party, pursuant to which such Additional Purchaser agrees to become a party to and be bound by the provisions of this Agreement and the Investor Rights Agreement. Thereupon, EXHIBIT A hereto shall be automatically amended without further action on the part of any of the parties hereto to reflect the sale of Additional Shares to each such Additional Purchaser. Upon each such Subsequent Closing, the Company shall provide to each Purchaser a copy of EXHIBIT A as so amended. Upon the sale of any Additional Shares to Additional Purchasers in accordance with this Agreement, each such Additional Purchaser shall be deemed a Purchaser for all purposes hereunder and under the Investor Rights Agreement.

         In connection with the sale of Additional Shares to any Additional Purchaser, in the event that the Company agrees with any such Additional Purchaser to terms or conditions that are more favorable than the terms and conditions then contained herein or in the Investor Rights Agreement, the terms and conditions herein and in the Investor Rights Agreement shall be amended or modified to make such more favorable terms and conditions applicable to all Purchasers.

         1.4 USE OF PROCEEDS. The Company agrees to use the net proceeds from the sale of the Shares (i) to upgrade and market its products and services, (ii) to develop and market new products and services, (iii) to add personnel, (iv) to expand its facilities, and (v) for working capital and general corporate purposes, including possible acquisitions of or investments in complementary businesses, products or technologies.

             ARTICLE 2. THE COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby represents and warrants to the Purchasers, as of the date hereof and as of the date of each Closing, as follows (and, for purposes of this Article 2 the "Company" shall refer to the Company and its Subsidiary and, where applicable, to the Company and its Subsidiary on a consolidated basis):

         2.1 INCORPORATION, STANDING AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is qualified as a foreign corporation and in good standing in the states listed on SCHEDULE 2.1. Except as set forth on SCHEDULE 2.1, the nature of the Company's business and the ownership or lease of its property do not require it to become qualified as a foreign corporation in any other state or jurisdiction.

         2.2 SUBSIDIARIES. Other than Concord Bowling, Inc., a Delaware corporation ("Concord"), the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (ii) control, directly or indirectly, any other entity. All the outstanding shares of capital stock of Concord have been duly authorized, are validly issued and are fully paid and non-assessable and are owned of record by the Company, free and clear of any Lien.

         2.3 CORPORATE POWER AND AUTHORITY. The Company has the requisite power and authority to execute and deliver this Agreement, the Shares, and the other agreements and certificates contemplated hereby to which it is a party (collectively, the "Related Agreements"), to perform its obligations hereunder and thereunder and to engage in the transactions contemplated hereby and thereby. The Company has taken all requisite corporate action to make all the provisions of this Agreement, the Shares and the Related Agreements the valid and enforceable obligations they purport to be. This Agreement is and, upon the execution and delivery thereof, each of the Related Agreements will be, legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

         2.4 CHARTER AND BY-LAWS; ASHTON STOCKHOLDERS AGREEMENT. The Company has made available to each of the Purchasers true, correct and complete copies of its Certificate of Incorporation and By-Laws, and all amendments to and restatements of each as of the date hereof. Prior to the Closing, the Company shall have properly filed amendments to the Certificate of Incorporation to permit the Company to fulfill its obligations under this Agreement. The Company has made available to each of the Purchasers a true, correct and complete copy of the Stockholders Agreement (the "Original Ashton Stockholders Agreement") dated as of January 22, 1999 by and among the Company, The Ashton Technology Group, Inc. ("Ashton"), the Gomez Principals (as defined therein) and the Ashton Executives (as defined therein), and the form of amended Ashton Stockholders Agreement to be entered into by the parties thereto contemporaneously with the amendment of this Agreement (the Original Ashton Stockholders Agreement, as so amended, being the "Ashton Stockholders Agreement").

         2.5      LITIGATION; COMPLIANCE WITH LAWS; BANKRUPTCY.

                  (a) LITIGATION. There is no action, suit, claim, litigation, proceeding, investigation, arbitration or governmental inquiry, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or arbitration involving private parties (collectively, a "Proceeding") pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties or assets. There are no Proceedings pending or, or to the Company's knowledge, threatened which might call into question the validity of this Agreement, any of the Shares, any of the Related Agreements or any action taken or to be taken pursuant hereto or thereto. There is no Proceeding by the Company pending or threatened against others.

                  (b) COMPLIANCE WITH LAWS. The Company has complied in all material respects with, and is not in violation of or in default (with due notice or lapse of time or both) with respect to, all laws, governmental rules, governmental regulations, governmental orders, judgments, decrees, writs, injunctions and awards of any arbitration, court or governmental authority applicable to it and its business, which violation or default would have a material adverse impact on the Company, and the Company has all material permits, licenses and other authorizations required to conduct its business. There is no existing law, governmental rule, governmental regulation or governmental order applicable to or binding upon the Company, and the Company is not aware of any proposed law, governmental rule, governmental regulation or governmental order, whether Federal or state, which would prohibit or materially restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business.

                  (c) BANKRUPTCY. The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

         2.6 CONFLICTING AGREEMENTS; VIOLATIONS OF CHARTER PROVISIONS. The Company is not bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations, condition, prospects or affairs, financial or otherwise, of the Company. The Company is not in violation or default (with due notice or lapse of time or both) of its charter, By-laws or other corporate restriction, or of any agreement or instrument to which it is a party or by which it or any of its assets is bound, except for violations or defaults of any agreement or instrument other than the charter or By-laws which, individually or in the aggregate, would not materially adversely affect the business, properties, operations or condition, financial or otherwise, of the Company. Neither the authorization, execution, delivery and performance of this Agreement or the Related Agreements, nor the sale, issuance and delivery of the Shares, nor the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach or default (with due notice or lapse of time or both) of any of the terms of the charter or By-laws or any other corporate restriction, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of any agreement or instrument, which is applicable to the Company or by which the Company or any of its assets is bound, or constitute a default (with due notice or lapse of time or both) thereunder, or result in the creation or imposition of any Lien upon any of the assets of the Company.

         2.7 MATERIAL AGREEMENTS. Except as set forth in SCHEDULE 2.7, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement (x) between the Company and any Affiliate of the Company, (y) requiring the Company to pay, or entitling the Company to receive, more than $250,000 in any consecutive twelve (12) month period or (z) not entered into in the ordinary course of business, consistent with past practice (collectively, the "Material Agreements"). Each of the Material Agreements is in full force and effect with no default (without regard to notice or lapse of time or both) by the Company or, to the knowledge of the Company, by any other party thereto. There is no anticipated or threatened default or material failure of performance or observance of any obligations or conditions contained in the Material Agreements by the Company or, to the knowledge of the Company, by any other party thereto, and none of the foregoing parties nor the Company has provided any notice of default or of its intention to terminate these agreements.

         2.8 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article 3, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality, domestic or foreign, under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, or any of the Related Agreements, the issuance, sale and delivery of the Shares and the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company or will be made within the period of time required by such state securities laws) in connection with the sale of the Shares and (ii) with respect to the Investor Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws, and any other registration or filing, or consent or approval or other action as a result of or associated with any purchase or sale of securities in accordance therewith.

         2.9 TAX RETURNS AND PAYMENTS. The Company has accurately prepared and timely filed all required tax returns and reports (other than those not required to be filed by applicable law or regulation) and has paid, or adequately provided for the payment of, all taxes, assessments and other governmental charges imposed upon it or upon any of its assets, income or franchises, other than any such charges that are currently payable without penalty or interest, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. Adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service or other taxing authority, domestic or foreign. No deficiency assessment with respect to, or proposed adjustment of, the Company's Federal, state, county or local taxes, domestic or foreign, is pending or threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

         2.10 ISSUANCE TAXES. All taxes imposed by law in connection with the issuance, sale and delivery of the Shares have been fully paid, and all laws imposing such taxes have been fully complied with.

         2.11 ERISA. The Company does not make nor has it any present intention of making any contributions to any employee pension benefit plans for its employees which are or would be subject to the Employee Retirement Income Security Act of 1974, as amended.

         2.12 TITLE TO ASSETS. The Company has good and marketable title in fee to its real property and good and merchantable title to all of its assets free of any Liens except (i) Liens not material to the Company or any property to which such Liens relate or Liens for current taxes not yet due and payable, and
(ii) those encumbrances listed on SCHEDULE 2.12 hereto. The Company enjoys peaceful and undisturbed possession under all leases (both capital and operating leases) under which it is operating, and all said leases are valid and subsisting and in full force and effect.

         2.13 INTELLECTUAL PROPERTY RIGHTS. The Company owns or has a valid right to use the Intellectual Property Rights being used and proposed to be used to conduct its business as now conducted and as now proposed to be conducted. To the Company's knowledge, the conduct of the Company's business as now operated and as now proposed to be operated does not and is not expected to conflict with or infringe upon the Intellectual Property Rights of others. Except as specified on SCHEDULE 2.13, the Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights, and the Company has not granted to or assigned to any Person any license or other right to use any of the Intellectual Property Rights of the Company or otherwise licensed from others the Intellectual Property Rights of third parties, whether requiring the payment of royalties or not.

         The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All employees of the Company have executed the Company's standard form of Confidentiality Agreement in the form attached hereto as EXHIBIT C. To the Company's knowledge, all trade secrets and other confidential information of the Company are presently valid and protectable and are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the Company or otherwise to the detriment of the Company. The Company is the exclusive owner of all right, title and interest in the Intellectual Property Rights purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. There is no litigation pending or, to the Company's knowledge, threatened that the Intellectual Property Rights owned or licensed by the Company or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party or are invalid or unenforceable.

         2.14 FINANCIAL INFORMATION. The Company has furnished the Purchasers with the Company's audited financial statements as of and for the year ended March 31, 1999 and Company's unaudited financial statements for the quarters ended June 30, 1999 and September 30, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnotes and any year-end adjustments, and fairly present the financial position of the Company as of such dates and the results of its operations for the periods stated. Except as set forth in SCHEDULE 2.14 or as reflected in the Financial Statements, the Company has not incurred any indebtedness for money borrowed or any other liabilities except in the ordinary course of business.

         2.15 CAPITALIZATION; STATUS OF CAPITAL STOCK. The Company has a total authorized capitalization consisting of Fifty Million (50,000,000) shares of Common Stock, of which 3,684,000 shares were issued and outstanding on November 2, 1999 and 3,695,666 shares were issued and outstanding on December 30, 1999, and Ten Million (10,000,000) shares of preferred stock, $.01 par value per share, of which (a) 10,000 shares are designated as Series A Convertible Voting Preferred Stock, of which 4,905 shares are issued and outstanding, (b) 1,300,000 shares are designated as Series B Convertible Preferred Stock, of which 1,100,000 shares are issued and outstanding and (c) 6,000,000 shares are designated as Series C Convertible Preferred Stock, of which 1,067,782 shares were issued and outstanding as of December [30], 1999. Set forth on SCHEDULE
2.15 is a list of all such shares owned by Ashton, the Ashton Executives, the Gomez Founders as of December 30, 1999, as well as the number of stock options reserved and outstanding under the stock plans referred to below. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and non-assessable. As of immediately prior to the Closing, the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the authorized capital stock of the Company will be as set forth in the Company's charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions will be valid, binding and enforceable and in accordance with all applicable laws. The Shares, when issued and delivered in accordance with the terms hereof, and the shares of Common Stock when issued and delivered upon the conversion of the Shares (as adjusted from time to time in accordance the Certificate of Incorporation, as amended, the "Conversion Shares"), will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all Liens or restrictions imposed by or through the Company except as set forth in this Agreement and the Investor Rights Agreement. The Conversion Shares have been duly reserved for issuance.

         Except for the Shares and as set forth on SCHEDULE 2.15, there are no subscriptions, options, warrants or other rights (contingent or otherwise) to purchase or otherwise acquire shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of Indebtedness or asset. As of the date hereof, 600, 000 shares of Common Stock remain reserved for issuance pursuant to the Company's 1998 Stock Plan (the "1998 Stock Plan"), 567,000 of which are subject to stock options outstanding as of December 30, 1999. As of the date hereof, 3,003,000 shares of Common Stock are reserved for issuance pursuant to the Company's 1999 Long Term Incentive Stock Plan (the "1999 LTI Plan"), all of which are subject to stock options outstanding as of December 30,1999. As of the date hereof, 3,000,000 shares of Common

Stock are reserved for issuance pursuant to the Company's 1999 Stock Plan (the "1999 Stock Plan"), 855,000 of which are subject to stock options outstanding as of December 30, 1999. Except as set forth in SCHEDULE 2.15 or contemplated by this Agreement or the Ashton Stockholders Agreement, (i) there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and Federal securities laws and (ii) there are no agreements, understandings, proxies, trusts or other collaborative arrangements concerning the voting, pledge or purchase and sale of the capital stock of the Company. Except as set forth in SCHEDULE 2.15 or the Investor Rights Agreement, no holder of any security of the Company is entitled to preemptive, first refusal or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company, or to the best of the Company's knowledge, to which any other Person is a party. Except as provided for in the Certificate of Incorporation, as amended, or as contemplated by the Ashton Stockholders Agreement, or as set forth in the attached SCHEDULE 2.15, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Assuming the representations and warranties of the purchasers thereof were true when made, the offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable Federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. Assuming the representations and warranties of the Purchasers contained in Article 3 of this Agreement are true when made, the offer and sale of the Shares will comply with or be exempt from all applicable Federal and state securities laws and no Purchaser will have a right of rescission or damages with respect thereto.

         2.16 SECURITIES LAWS. The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Shares and Conversion Shares hereunder. Neither the Company nor anyone authorized to act on its behalf has or will sell, offer to sell or solicit offers to buy the Shares or Conversion Shares or similar securities thereto, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Shares or Conversion Shares under the registration provisions of the Securities Act and applicable state securities laws (including, without limitation, any offer, other issuance or sale of any security of the Company under circumstances that might require the integration of the offering of such security with the offering of the Shares or Conversion Shares under the Securities Act or the rules and regulations thereunder).

         2.17 INSURANCE. The Company carries insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are adequate and customary for the type and scope of its property and business, but in any event in amounts sufficient to prevent the Company from becoming a co-insurer.

         2.18 REGISTRATION RIGHTS. Other than pursuant to the terms of the Investor Rights Agreement and the Ashton Stockholders Agreement, and other than as set forth on SCHEDULE 2.18 attached hereto, no Person has demand or similar rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration.

         2.19 NO BROKER. Except with respect to BancBoston Robertson Stephens, the Company has no contract, arrangement or understanding with any broker, finder, agent, financial advisor or other intermediary with respect to the transactions contemplated by this Agreement.

         2.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 2.20, neither the Company nor, to the Company's knowledge, any of the customers and suppliers of the Company, is a party to or bound by any agreement with any Affiliate of the Company. All of the agreements identified on SCHEDULE 2.20 hereto were entered into by the Company in good faith and are on terms no less favorable to the Company than those which the Company could have obtained from non-Affiliates.

         2.21 EMPLOYEES. Except as set forth in SCHEDULE 2.21, no employee of the Company has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company. Except as set forth in SCHEDULE 2.21, no employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws, domestic and foreign, relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA.

         2.22 LABOR RELATIONS. No labor union or any representative thereof has made any attempt to organize or represent employees of the Company. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending grievance proceedings or adverse decisions of any labor relations board against the Company or relating to the Company's employees or consultants. The Company is not in violation in any material respect of any applicable statute, law or regulation relating to occupational safety and health. Furthermore, to the knowledge of the Company, relations with employees and consultants of the Company are good and there is no reason to believe that any labor difficulties will arise in the foreseeable future.

         2.23 ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) any Indebtedness of any other Person.

         2.24 LOANS AND ADVANCES. The Company has not made any loan or advance to any Person nor is the Company obligated or committed to make any such loan or advance.

         2.25 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the nature, acquisition, maintenance, location and collection of the assets of the Company, and all transactions giving rise to the obligations or accounts receivable of the Company.

         2.26 FOREIGN CORRUPT PRACTICES ACT. The Company is not engaged, nor has any officer, director, employee or agent of the Company engaged, in any act or practice which would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder. There is not now, and there never has been, any employment by the Company of, or any beneficial ownership in the Company by, any governmental or political official in any country in the world.

         2.27 U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now nor has it ever been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended and
Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue
Service.

         2.28 ENVIRONMENTAL MATTERS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, which violation would have a material adverse effect on the Company and, to the knowledge of the Company, no material expenditures will be required in order to comply with any such statute, law or regulation.

         2.29 YEAR 2000 COMPLIANCE. The hardware, software and software products (the "Systems") used by the Company are, and will be, able to accurately (i) process any date rollover, (ii) process calculations or computations regardless of the dates used in such calculations whether before, on or after January 1, 2000, (iii) accept and respond to two digit year date input in a manner which resolves any ambiguities as to the century in an appropriate manner and (iv) store and display date data in a manner which is unambiguous as to the century, provided in all such cases, (1) third party hardware and software used in conjunction with the Systems (a) can accurately perform in accordance with clauses (i) through (iv) above and (b) do not affect the performance of the Systems and (2) the Systems have not been modified without the active involvement of the Company. This representation is subject to the Year 2000 Information and Readiness Disclosure Act (Public Law 105-271).

         2.30 SMALL BUSINESS CONCERN. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations) is a "small business concern" within the meaning of the Small Business Act of 1958, as amended ("SBIA"), and the regulations thereunder (the "SBIC Regulations"), including Title 13, C.F.R. ss. 121.301(c). The information pertaining to the Company set forth in Small Business Administration Forms 480, 652 and 1031 delivered to each Purchaser that is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration (each an "SBIC Purchaser") is accurate and complete. Neither the Company nor any subsidiary of the Company presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any subsidiary of the Company use the proceeds of the sale of the Shares directly or indirectly for any purpose for which an SBIC is prohibited from providing funds by the regulations under the SBIC Regulations (including, without limitation, 13 C.F.R. ss. 107.720). To the best knowledge of the Company, each SBIC that owns any securities issued by the Company, together with a description of the kinds and amounts of securities held, are listed on SCHEDULE 2.30 hereto.

2.31 ASHTON EXECUTIVES AND ASHTON SHARES. SCHEDULE 2.15 sets forth all shares of Common Stock owned by the Ashton Executives as of December 30, 1999. Each of such Ashton Executives is a party to, and bound by the provisions of, the Ashton Stockholders Agreement, and each of such shares of Common Stock constitute "Ashton Executive Shares" as defined in and for purposes of the Ashton Stockholders Agreement. The Ashton Stockholders Agreement constitutes the legal, valid and binding obligations of each Ashton Executive, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

            ARTICLE 3. THE PURCHASERS' REPRESENTATIONS AND WARRANTIES

         Each Purchaser severally, but not jointly, represents and warrants to the Company solely as to itself as follows:

         3.1 INVESTMENT REPRESENTATIONS. The Purchaser's present intention is to acquire the Shares to be acquired by it for its own account and the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof. The acquisition by the Purchaser of the Shares acquired by it shall constitute a confirmation of this representation by such Purchaser. The Purchaser further represents that it understands and agrees that, except as otherwise provided in the Investor Rights Agreement, all certificates evidencing any of the Shares or Conversion Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Securities Act of 1933 and any other applicable securities laws, unless the holder shall have obtained an opinion of counsel reasonably satisfactory to the corporation that such registration is not required or the transferee is an Affiliate of the holder."

         3.2 ACCESS TO INFORMATION. The Purchaser acknowledges that such Purchaser, during the course of this transaction and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering of the Shares and to obtain additional information, documents, records and books relative to the Company, its business and an investment in the Company.

         3.3 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         3.4 TRANSFER RESTRICTIONS IMPOSED BY SECURITIES LAWS. The Purchaser understands that none of the Shares and Conversion Shares have been registered under the Securities Act or any other applicable securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is available. The Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by it or the Conversion Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws; the Company does not have any present intention and is under no obligation to register the Shares or

Conversion Shares under the Securities Act and other applicable securities laws, except as provided in the Investor Rights Agreement.

                          ARTICLE 4. CLOSING CONDITIONS

         4.1 CONDITIONS TO THE PURCHASERS' OBLIGATIONS. Each Purchaser's obligation to purchase and pay for the Shares to be purchased by it at the Closing is subject to the complete satisfaction by the Company, on or before such Closing, of the following conditions:

                  (a) OPINION OF COMPANY'S COUNSEL. Each Purchaser shall each have received from Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., counsel for the Company, an opinion, dated the date of the Closing Date, in the form set forth in EXHIBIT D hereto with respect to the Closing.

                  (b) REPRESENTATIONS AND WARRANTIES; OFFICER'S CERTIFICATE. The Company's representations and warranties contained in Article 2 shall be true and correct on and as of the date of the Closing with the same effect as if made on and as of the date of the Closing. All agreements and conditions to be performed or satisfied by the Company hereunder on or before the date of the Closing shall have been duly performed or satisfied. The Company shall have delivered to each Purchaser a certificate, dated the date of the Closing and signed by the President of the Company, to such effect.

                  (c) CONSENTS AND APPROVALS. The Company shall have delivered to each Purchaser a certificate, dated the date of the Closing and signed by the President of the Company, listing any consents, waivers, approvals, authorizations, registrations, filings and notifications of the character referred to in Section 2.6 or 2.8 which are necessary, to which shall be attached evidence, satisfactory to each Purchaser, that the same have been obtained or made and are in full force and effect, or stating that none is necessary.

                  (d) CHARTER OF THE COMPANY. The Purchasers and their counsel shall have received a copy of the charter documents of the Company thereof, amended as necessary to permit the Company to fulfill its obligations under this Agreement and certified as of a recent date by the Delaware Secretary of State.

                  (e) CLOSING DOCUMENTS. The Purchasers and their counsel shall have received such certificates as to the good standing of the Company and certificates of officers of the Company as counsel to the Purchasers may reasonably request.

                  (f) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incident to the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be satisfactory in form and substance to each Purchaser and its counsel, and each Purchaser and its counsel shall have received copies of all documents and records relating thereto.

                  (g) INVESTOR RIGHTS AGREEMENT. Each of the Purchasers and the Company shall have entered into Investor Rights Agreement in the form attached as EXHIBIT E hereto.

         4.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The Company's obligation to issue the Shares to the Purchasers at the Closing is subject to the satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Article 3 shall be true, correct and complete in all material respects on and as of the date of the Closing with the same force and effect as if they had been made on and as of the date of the Closing.

                  (b) PAYMENT OF PURCHASE PRICE. Each Purchaser shall have delivered to the Company and the Company shall have received payment in full of the purchase price relating to the number of Shares to be purchased by such Purchaser at the Closing.

                             ARTICLE 5. DEFINITIONS

         5.1 DEFINITIONS. Except as otherwise defined in this Agreement or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

                  "AFFILIATE" has the meaning ascribed to that term in Rule 12b-2 under the Exchange Act or any successor rule.

                  "CLOSING" shall have the meaning assigned to that term in
         Section 1.3 of this Agreement.

                  "CLOSING DATE" shall have the meaning assigned to that term in
         Section 1.3 of this Agreement.

                  "COMMISSION" shall mean the Securities and Exchange Commission and any successor agency of the Federal government administering the Securities Act and the Exchange Act.

                  "CONVERSION SHARES" shall have the meaning assigned to that term in Section 2.15 of this Agreement.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "GUARANTEE" shall mean any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or
         (iii) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

                  "INDEBTEDNESS" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (other than deposits, advances or excess payments accepted in connection with the sale by such Person of products or services in the ordinary course of business), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than obligations accepted in connection with the purchase by such Person of products or services in the ordinary course of business), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid when due), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person under leases required to be accounted for as capital leases under generally accepted accounting principles, and (viii) all Guarantees of such Person.

                  "INTELLECTUAL PROPERTY RIGHTS" shall mean any and all, whether domestic or foreign, patents, patent applications, patent rights, trade secrets, confidential business information, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights to or of technologies, contract rights with employees, consultants or third parties, tradenames, trademarks, trademark applications, trademark rights, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

                  "INVESTMENT" shall mean, with respect to any Person, any loan, advance or extension of credit (other than in connection with the sale by such Person of products or services in the ordinary course of business) by such Person to, and any Guarantee or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, and any contributions to the capital of, any other Person, as well as any ownership, purchase or other acquisition by such Person of any interest in any capital stock or other securities of any such other Person as well as any transfer or sale (other than in connection with the sale by such Person of products or services in the ordinary course of business) of property by such Person to any other Person other than upon full payment, in cash, of not less than the agreed sale price or the fair value of such property, whichever is higher.

                  "LIEN" shall mean: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a lease, mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment of bailment given for security purposes (other than a trust receipt or deposit given in the ordinary course of business which does not secure any obligation for borrowed money), (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants and licenses. For purposes of this Agreement, any Person shall be deemed to be the owner of the leasehold or other interest in any property which it has acquired or holds subject to a lease and the owner of any property which it has acquired or holds subject to a conditional sale agreement or other similar arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "PERSON" shall include any individual, a corporation, an association, a partnership, a trust or estate, a government and any agency or political subdivision thereof, or any other entity.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "STOCK PLAN" shall have the meaning assigned to that term in
         Section 2.15 of this Agreement.

                  "SUBSIDIARY" or "SUBSIDIARIES" shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity.

         5.2 ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

                            ARTICLE 6. MISCELLANEOUS

         6.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.

         If to a Purchaser:         To its address set forth on EXHIBIT A:

         If to the Company:         Gomez Advisors, Inc
                                    55 Old Bedford Road

                           Lincoln, MA  01773
                           Tel:  (781) 257-2000
                           Fax:  (781) 257-2550
                           Attn:  General Counsel

         With a copy to:   Mintz Levin Cohn Ferris Glovsky and Popeo. P.C.
                           One Financial Center
                           Boston, MA 02111
                           Tel: (617) 542-6000
                           Fax: (617) 542-2241
                           Attn:  Lewis J. Geffen, Esq.

         All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day (or if sent overseas, on the 10th business day) following the day such mailing is made.

         6.2 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto, and the other agreements executed and delivered herewith embody the entire agreement and understanding between the Purchasers and the Company, and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not set forth in this Agreement, including the Exhibits and Schedules hereto, shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         6.3 MODIFICATIONS AND AMENDMENTS. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority of the outstanding Series C Preferred Stock. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         6.4 WAIVERS AND CONSENTS. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. Notwithstanding the consummation of the transactions contemplated hereby, no Purchaser waives or relinquishes any right it may have or may acquire against the Company or any of its Affiliates or agents in connection with the acquisition of Series C Preferred Stock by such Purchaser, or the ownership thereof. All such rights shall remain unimpaired by the execution of this Agreement and the consummation of the transactions contemplated hereby.

         6.5 BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, and the Purchasers and their respective heirs, successors (including, without limitation, by sale or transfer of all or substantially all assets, merger or consolidation) and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein except by a consent complying with Section 6.3 above.

         6.6 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts without giving effect to the conflict of law principles thereof.

         6.7 SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         6.8 INTERPRETATION. The parties hereto acknowledge and agree that (i) each party and its counsel, if so represented, reviewed and negotiated the terms and provisions of this Agreement excluding Schedules and Exhibits and have contributed to its revision and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         6.9 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

         6.10 NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         6.11 RELIANCE. The parties hereto agree that, notwithstanding any access to information by any party or any right of a party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such access and right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any Schedule, Exhibit or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement. Each of the Purchasers acknowledges that, based on information provided by the Company, it has made its own analysis and decisions regarding the transactions contemplated hereby and that it is not relying on any of the other Purchasers in executing this Agreement or consummating the transactions contemplated hereby.

         6.12 CONFIDENTIALITY. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information that such Purchaser may obtain from financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder. Notwithstanding the foregoing, a Purchaser may disclose such information (i) as has become generally available to the public, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Purchaser, (iii) as may be required in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Purchaser; (v) to the extent that such Purchaser in connection with litigation reasonably deems it necessary to enforce its rights under this Agreement, (vi) on a confidential basis to its attorneys, accountants, employees, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (vii) with the consent of the Company, to any prospective purchaser of any of the Shares or Conversion Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this
Section 6.12 and (viii) to any Affiliate or partner of such Purchaser; provided, that, prior to any disclosure to be made in accordance with clause (ii), (iii) or (iv), the Purchaser proposing to make such disclosure gives the Company written notice thereof and an opportunity to obtain a protective order or similar order of confidential treatment. Each Purchaser acknowledges that its breach of this Section 6.12 could cause the Company irreparable damages and consents to the entering of a restraining order or other equitable relief for specific performance of its obligations hereunder.

         6.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         6.14 COSTS, EXPENSES AND TAXES. As a condition precedent to the Closing, the Company agrees to pay at the Closing in connection with the preparation, execution and delivery of this Agreement, the reasonable legal fees and other expenses, all appropriately documented, of one counsel for the Purchasers, if any, not to exceed $20,000. In addition, the Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         6.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.16 USE OF DEFINITIONS; GENDER. Any definitions used herein defined in the plural shall be deemed to include the singular as the context may require and any definitions used herein defined in the singular shall be deemed to include the plural as the context may require. Wherever reference is made herein to the male, female or neuter genders, such reference shall be deemed to include any of the other genders as the context may require.

         6.17 JURISDICTION AND SERVICE OF PROCESS. Any legal action or proceeding with respect to this Agreement may be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 6.1 hereof.

         6.18 PUBLICITY. No party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by law.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                          GOMEZ ADVISORS, INC.

                                          By:   /s/ Julio Gomez
                                             ___________________________________
                                               Name  Julio Gomez
                                               Title CEO

                [Counterpart Signature Pages Begin on Next Page]

                    COUNTERPART SIGNATURE PAGE FOR PURCHASERS

         The undersigned hereby agrees to become a party to that certain Preferred Stock Purchase Agreement dated as of November 2, 1999 and amended as of December 30, 1999 (the "Agreement") among Gomez Advisors, Inc. (the "Company") and others. From and after the undersigned's execution and delivery and the Company's acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the shares of Series C Preferred Stock purchased by the undersigned shall be deemed to be "Shares" for all purposes of the Agreement.



_________________________________
Printed Name of Purchaser


_________________________________
Signature of Purchaser

                                          Investment Amount:
                                                            ____________________

                                          Number of Shares:
                                                            ____________________
                                          By:
                                             ___________________________________
                                          Title:
                                                ________________________________

                                          Address:
                                                  ______________________________

                                          ______________________________________

                                          ______________________________________

                                          Date:
                                               _________________________________



Agreed and accepted to as to
_________ shares at $______ per share:

GOMEZ ADVISORS, INC.

By:
   ____________________________________
Title:
      _________________________________

Date:
     __________________________________

                                  SCHEDULE 2.1
                             Foreign Qualifications

The Commonwealth of Massachusetts

                                  SCHEDULE 2.7

                               Material Agreements

Stockholders Agreement dated as of January 22, 1999 among the Company, The Ashton Technology Group, Inc., Julio Gomez, Alexander Stein, John M. Robb, Fredric W. Rittereiser, K. Ivan F. Gothner and Arthur J. Bacci, as amended as of December 30, 1999.

Secured Credit Line Agreement dated as of October 27, 1999 between The Ashton Technology Group, Inc. and the Company

Option Agreement dated as of January 22, 1999 between the Company and Julio
Gomez.

Option Agreement dated as of January 22, 1999 between the Company and John M. Robb.

Option Agreement dated as of January 22, 1999 between the Company and Alexander Stein

Employment Agreement dated as of August 4, 1998 between Julio Gomez and The Ashton Technology Group, Inc.

Employment Agreement dated as of August 4, 1998 among Alexander Stein, Gomez Advisors, Inc. and The Ashton Technology Group, Inc.

Employment Agreement dated as of August 4, 1998 among John M. Robb, Gomez Advisors, Inc. and The Ashton Technology Group, Inc.

Sublease Agreement dated as of June 15, 1999 by and between FASTech Integration, Inc., and the Company, relating to premises at 55 Old Bedford Road, Lincoln, MA

GomezPro Research License dated as of May 22, 1999 between the Company and The Ashton Technology Group, Inc.

Letter agreement between the Company and an entity relating to the Company's services in finding a buyer for the entity's technology

Asset Purchase Agreement dated as of April 8, 1999 between the Company and THT, Inc. (relating to account management software)

License Agreement dated as of April 8, 1999 between the Company and THT, Inc. (relating to account management software)

Strategic Alliance Agreement dated as of April 15, 1999 between the Company and Harris Black International, Inc.

                                  SCHEDULE 2.12

                                 Title to Assets

Security interest in equipment and receivables granted pursuant to the Secured Credit Line Agreement dated as of October 27, 1999 between The Ashton Technology Group, Inc. and the Company.

                                  SCHEDULE 2.13

                          Intellectual Property Rights

Asset Purchase Agreement dated as of April 8, 1999 between the Company and THT, Inc. License Agreement dated as of April 8, 1999 between the Company and THT, Inc.

                                  SCHEDULE 2.14

                              Financial Information

Indebtedness to The Ashton Technology Group, Inc. in the principal amount of $400,000 (which amount was repaid in full on or about November 3, 1999)

                                  SCHEDULE 2.15

                                 Capitalization


                                                     SHARES         OPTIONS        Fully-     Stock    Voting
                                                    (on as-        AVAILABLE      diluted     owner-   owner-
                                                   converted       FOR GRANT     ownership     ship     ship
                                                     basis)

SERIES A CONVERTIBLE -VOTING
     Ashton Technology Group, Inc.                  4,905,000                       32.1%     45.5%     50.7%

SERIES B CONVERTIBLE (Private                       1,100,000                       7.2%      10.2%      0.0%
Placement) - Class only voting

SERIES C CONVERTIBLE (First                         1,067,782                       7.0%       9.9%     11.0%
Closing) - Voting

COMMON STOCK
     Ashton Executives - subject to
shareholder agreement
                            Fred  Rittereiser         531,000                       3.5%       4.9%      5.5%
                                  Van Gothner         300,000                       2.0%       2.8%      3.1%
                                     ArtBacci         200,000                       1.3%       1.9%      2.1%
                      Other Ashton Executives         550,000                       3.5%       5.1%      5.7%

     Gomez Founders

                                  Julio Gomez       1,051,000                       6.9%       9.8%     10.9%
                                    John Robb         526,000                       3.4%       4.9%      5.4%
                                   Alex Stein         526,000                       3.4%       4.9%      5.4%

     Ex-employees                                      11,666                       0.1%       0.1%      0.1%


                                              ----------------
            Outstanding stock                      10,768,448

Outstanding options

            1999 LTI Plan                           3,003,000                0
            1998 Stock Plan                           567,000                0
            1999 Stock Plan                           855,000        2,145,000
            Meyerson Option Grant                     100,000
                                              ---------------------------------
                   Total options and warrants       4,525,000        2,145,000     29.6%

                                              =================================
            Total stock and options                15,293,448        2,145,000    100.0%     100.0%    100.0%

                                              =================================

Warrants pursuant to the engagement letter dated as of August 26, 1999 between the Company and BancBoston Robertson Stephens, Inc.

Right of First Refusal granted to Julio Gomez pursuant to the Employment Agreement dated as of August 4, 1998 between Julio Gomez and The Ashton Technology Group, Inc.

                                  SCHEDULE 2.18

                               Registration Rights

Stockholders Agreement dated as of January 22, 1999 among the Company, The Ashton Technology Group, Inc., Julio Gomez, Alexander Stein, John M. Robb, Fredric W. Rittereiser, K. Ivan F. Gothner and Arthur J. Bacci, as amended as of December 30, 1999.

Registration Rights of the holders of Series B Convertible Preferred Stock, pursuant to the Subscription Agreements relating to the sale of such Series B Convertible Preferred Stock.

                                  SCHEDULE 2.20

                          Transactions with Affiliates

Stockholders Agreement dated as of January 22, 1999 among the Company, The Ashton Technology Group, Inc., Julio Gomez, Alexander Stein, John M. Robb, Fredric W. Rittereiser, K. Ivan F. Gothner and Arthur J. Bacci, as amended as of December 30, 1999.

Option Agreement dated as of January 22, 1999 between the Company and Julio
Gomez.

Option Agreement dated as of January 22, 1999 between the Company and John M. Robb.

Option Agreement dated as of January 22, 1999 between the Company and Alexander Stein

Employment Agreement dated as of August 4, 1998 between Julio Gomez and The Ashton Technology Group, Inc.

Employment Agreement dated as of August 4, 1998 among Alexander Stein, Gomez Advisors, Inc. and The Ashton Technology Group, Inc.

Employment Agreement dated as of August 4, 1998 among John M. Robb, Gomez Advisors, Inc. and The Ashton Technology Group, Inc.

GomezPro Research License dated as of May 22, 1999 between the Company and The Ashton Technology Group, Inc.

Secured Credit Line Agreement dated as of October 27, 1999 between The Ashton Technology Group, Inc. and the Company

                                  SCHEDULE 2.21

                                    Employees

Employment Agreement dated as of August 4, 1998 between Julio Gomez and The Ashton Technology Group, Inc.

Employment Agreement dated as of August 4, 1998 among Alexander Stein, Gomez Advisors, Inc. and The Ashton Technology Group, Inc.

Employment Agreement dated as of August 4, 1998 among John M. Robb, Gomez Advisors, Inc. and The Ashton Technology Group, Inc.

                                  SCHEDULE 2.30

                       Small Business Investment Companies

                  [IDENTIFY PURCHASERS THAT ARE SBIC'S, IF ANY]